Exhibit 4.1

$1,292,100,000

ASSET BACKED NOTES

MERCEDES-BENZ AUTO LEASE TRUST 2025-A,
as Issuer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee

INDENTURE
Dated as of May 1, 2025

CROSS REFERENCE TABLE*

TIA Section		Indenture Section

310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10; 6.11
	(a)(4)	N.A.**
	(a)(5)	6.11
	(b)	6.08; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.01
	(b)	7.01
	(c)	7.01
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.04; 11.05
	(d)	7.04
314	(a)	3.09; 7.03
	(b)	3.06; 11.15
	(c)(1)	11.01
	(c)(2)	11.01
	(c)(3)	11.01
	(d)	11.01
	(e)	11.01
	(f)	11.01
315	(a)	6.01
	(b)	6.05; 11.01
	(c)	6.01
	(d)	6.01
	(e)	5.13
316	(a)	1.01
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	N.A.
	(b)	5.07
	(c)	N.A.
317	(a)(1)	5.03
	(a)(2)	5.03
	(b)	3.03
318	(a)	11.07

*	This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

**	N.A. means Not Applicable.

i

EXHIBITS

Page

Exhibit A	–	Form of Notes	A-1
Exhibit B	–	Form of Repurchase Request	B-1
Exhibit C	–	Perfection Representations, Warranties and Covenants	C-1

v

This INDENTURE, dated as of May 1, 2025, is between MERCEDES-BENZ AUTO LEASE TRUST 2025-A, a Delaware statutory trust (the “Issuer”), and U.S. Bank Trust Company, National Association (“U.S. Bank Trust Co.”), a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 0.00% Class A-1 Asset Backed Notes (the “Class A-1 Notes”), 4.57% Class A-2A Asset Backed Notes (the “Class A-2A Notes”), SOFR Rate + 0.52% Class A-2B Asset Backed Notes (the “Class A-2B Notes”), 4.61% Class A-3 Asset Backed Notes (the “Class A-3 Notes”) and 4.69% Class A-4 Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2A Notes, the Class A-2B Notes and the Class A-3 Notes, the “Notes”):

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee on the 2025-A Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, without recourse, all of the Issuer’s right, title and interest in and to (i) all rights (but none of the obligations) of the Issuer as holder of the 2025-A Exchange Note, including the right of the Issuer to receive payments with respect to the 2025-A Exchange Note, (ii) all rights of the Issuer in the 2025-A Bank Accounts, all funds on deposit in the 2025-A Bank Accounts and all investments and proceeds, including all investment earnings (net of losses and investment expenses), from amounts on deposit in the 2025-A Bank Accounts, (iii) all rights of the Issuer under the 2025-A Basic Documents, including its rights as assignee of the Transferor under the First-Tier Sale Agreement, (iv) the rights of the Issuer as third-party beneficiary of the Basic Servicing Agreement, the 2025-A Servicing Supplement and the 2025-A Exchange Note Supplement and (v) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “2025-A Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, except as otherwise provided in this Indenture and the other 2025-A Basic Documents, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the 2025-A Secured Parties, acknowledges such Grant and the Grant by the Titling Trust under the Titling Trust Control Agreement of a security interest in the 2025-A Exchange Note Collection Account, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture in accordance with the terms hereof.

Notwithstanding any statement to the contrary contained herein or in any other 2025-A Basic Document, none of the Indenture Trustee, any Holder or other Person shall have a security interest in any funds held in connection with the Tax Owner’s Master Exchange Program in an account that is not one of the 2025-A Bank Accounts established pursuant to the 2025-A Servicing Supplement for the exclusive benefit of the Noteholders, including any funds that represent the net proceeds from the sale or other disposition of a 2025-A Vehicle, and no funds in any such other accounts shall be included in the Trust Estate; provided, that, so long as an Event of Default has occurred and is continuing, the Servicer shall remit actual net proceeds from the sale or other disposition of a 2025-A Vehicle directly into the 2025-A Exchange Note Collection Account.  It is the intention of the parties hereto that the preceding sentence shall satisfy the requirements of Section 1.1031(k)-1(g)(4) of the Treasury Regulations with respect to prohibiting the Tax Owner from having the right to receive, pledge, borrow or otherwise obtain the benefits of money or other property held in such other accounts.

ARTICLE ONE

DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 to the 2025-A Servicing Supplement or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement, which Appendices are hereby incorporated into and made a part of this Indenture.  Appendix 1 also contains rules as to usage applicable to this Indenture.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.  In the event of any conflict between a definition appearing below and any other 2025-A Basic Document, the definition appearing below shall control for purposes of this Indenture.

“2025-A Servicing Supplement” means the 2025-A Servicing Supplement, dated as of May 1, 2025, to the Basic Servicing Agreement, among MBFS USA, as servicer and lender, Mercedes-Benz Vehicle Trust, as titling trust, and Collateral Title Co., as collateral agent.

“Act” has the meaning specified in Section 11.03(a).

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Basic Collateral Agency Agreement” means the Second Amended and Restated Basic Collateral Agency Agreement, dated as of May 1, 2023, among Mercedes-Benz Vehicle Trust, the Administrative Agent, Collateral Title Co., as collateral agent, and MBFS USA, as lender and as servicer.

“Basic Servicing Agreement” means the Second Amended and Restated Servicing Agreement, dated as of May 1, 2023, among MBFS USA, as lender and as servicer, Mercedes-Benz Vehicle Trust, as titling trust, and Collateral Title Co., as collateral agent.

“Executive Officer” means, with respect to any (i) corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation and (ii) partnership, any general partner thereof.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version) and any current or future regulations or official interpretations thereof.

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Noteholder FATCA Information” means, with respect to any Noteholder or holder of an interest in a Note, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means, with respect to any Noteholder, information and/or properly completed and signed tax certifications sufficient to determine the amount of any withholding of tax.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“PTCE” means Prohibited Transaction Class Exemption.

“Trust Estate” means all of the Issuer’s right, title and interest in and to the 2025-A Collateral.  Notwithstanding the foregoing, it is understood that for all purposes of this Indenture and the other 2025-A Basic Documents, with respect to the proceeds from the sale or other disposition of a 2025-A Vehicle that are part of 2025-A Collections, the Servicer shall remit when due an amount equal to such proceeds (less related Liquidation Expenses) rather than the actual proceeds from such sale or other disposition, which actual proceeds shall be deposited into a Qualified Intermediary Account and shall not constitute part of the Trust Estate; provided, that, so long as an Event of Default has occurred and is continuing, the Servicer shall remit the actual proceeds (less related Liquidation Expenses) from such sale or other disposition directly into the 2025-A Exchange Note Collection Account.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939.

Section 1.02.  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

ARTICLE TWO

THE NOTES

Section 2.01.  Form.  The Notes, together with the Indenture Trustee’s certificate of authentication, shall be issued in definitive form substantially in the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officer of the Issuer executing such Notes, as evidenced by his or her execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02.  Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuer Order authenticate and deliver Notes for original issue in the following aggregate principal amounts: (i) $232,580,000 of Class A-1 Notes, (ii) $315,320,000 of Class A-2A Notes, (iii) $175,000,000 of Class A-2B Notes, (iv) $490,320,000 of Class A-3 Notes and (v) $78,880,000 of Class A-4 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2A Notes, Class A-2B Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.

Each Note shall be dated the date of its authentication.  The Notes shall be issuable as registered notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that on the 2025-A Closing Date, one Class A-1 Note, one Class A-2A Note, one Class A-2B Note, one Class A-3 Note and one Class A-4 Note may be issued in a denomination that includes any remaining portion of the Initial Class A-1 Note Balance, the Initial Class A-2A Note Balance, the Initial Class A-2B Note Balance, the Initial A-3 Note Balance and the Initial Class A-4 Note Balance, respectively.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03.  Temporary Notes.  Pending the preparation of Definitive Notes pursuant to Section 2.12, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like tenor and principal amount of Definitive Notes of authorized denominations of the same aggregate outstanding principal amount.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.04.  Tax Treatment.  The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes, including federal, State and local income, single business and franchise tax purposes, the Notes, if held by persons other than the beneficial owner of the equity in the Issuer or by an affiliate of such beneficial owner for such purposes, will qualify as indebtedness of the Issuer secured by the Trust Estate.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note), agree (i) to treat the Notes for all purposes, including federal, State and local income, single business and franchise tax purposes, as indebtedness and (ii) not to take any action inconsistent with the agreement in clause (i) above, including claiming a Note represents ownership of any 2025-A Vehicles or the right to take deductions for depreciation or otherwise.

Section 2.05.  Registration; Registration of Transfer and Exchange.

(a)          The Issuer shall cause to be kept a register (the “Note Register”) in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. Notwithstanding anything herein to the contrary, no assignment or transfer of any Note shall be effective unless such assignment or transfer shall have been recorded in the Note Register.  The Indenture Trustee initially shall be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

(b)          If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of Notes and the principal amounts and number of such Notes.

(c)          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations and of a like aggregate principal amount.

(d)          At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes at such office or agency.  Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.

Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.03 or 9.06 not involving any transfer.

(e)          The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note selected for redemption.

(f)          By acquiring a Note (or interest therein) each purchaser and  transferee (and if the purchaser or transferee is a Benefit Plan, its fiduciary) will be required to represent in the case of a Definitive Note, or deemed to represent, in the case of a Book-Entry Note, that either (i) it is not acquiring the Note (or interest therein) with the assets of a Benefit Plan or arrangement that is subject to Similar Law; or (ii)(a) with respect to the Class A-2A Notes, the Class A-2B Notes, Class A-3 Notes and Class A-4 Notes only, the acquisition, holding and disposition of the Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law and (b) such Note has at least one investment grade rating from a nationally recognized statistical rating organization at the time of purchase and has not been characterized as other than indebtedness under applicable local law.

(g)          The Indenture Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable State securities laws, ERISA,  as applicable, or the Code; except that if a certificate is specifically required by the terms of this Section to be provided to the Indenture Trustee by a prospective transferor or transferee, the Indenture Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section.

(h)          Any purported transfer of a Note not in accordance with this Section shall be null and void and shall not be given effect for any purpose whatsoever.

(i)           Upon any sale or transfer of any Note (or interest therein) that was retained by the Issuer or a Person that is considered the same person as the Issuer for U.S. federal income tax purposes as of the 2025-A Closing Date, if for tax or other reasons it may be necessary to track any such Note (for example, if the Notes have original issue discount), tracking conditions such as requiring separate CUSIPs may be required by the Issuer as a condition to such transfer and the Issuer shall provide prior written notice of such sale or transfer and tracking condition to the Indenture Trustee.

(j)           The Class A-1 Notes have not been registered under the Securities Act or the securities laws of any jurisdiction. Consequently, the Class A-1 Notes are not transferable other than pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions of this Indenture.

(k)          Except in a sale, pledge or other transfer of the Class A-1 Notes to the Depositor or an Affiliate of the Depositor or pursuant an effective Registration Statement under the Securities Act, no further sale, pledge or other transfer of any Class A-1 Note (or interest therein) may be made by any Person unless either (A) such sale, pledge or other transfer is made to a QIB that is acting for its own account or the accounts of other QIBs and is aware that the transferor of such Notes intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act or (B) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case the Indenture Trustee will require (1) that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification will be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (2) an Opinion of Counsel (which will not be at the expense of the Depositor, the Administrator, the Servicer, the Issuer or the Indenture Trustee) satisfactory to the Depositor and the Indenture Trustee to the effect that such transfer will not require registration under the Securities Act. The Class A-1 Notes will bear a legend in substantially the form set forth in Exhibit A to this Indenture.

Section 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, and provided that the requirements of Sections 8-405 and 8-406 of the UCC are met, the Issuer shall execute, and upon receipt of an Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom such replacement Note was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07.  Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer and any agent of the Issuer or the Indenture Trustee will treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.08.  Payment of Principal and Interest.

(a)          The interest-bearing Notes shall accrue interest at their respective Interest Rates, and such interest shall be payable on each Payment Date as specified therein, subject to Sections 3.01 and 8.03.  Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer, except that, with respect to Notes registered on the Record Date in the name of the nominee or the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee; provided, however, that the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Note (and except for the Note Redemption Price for any Note called for pursuant to Section 10.01), which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b)          The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.03.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the earliest of (i) date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02, (ii) the Final Scheduled Payment Date for such Class of Notes and (iii) the Redemption Date, if any.  All principal payments on a Class of Notes shall be made pro rata to the Noteholders entitled thereto.  The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.  Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

(c)          If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate, which shall be due and payable on the Payment Date following such default.  The Issuer shall pay such defaulted interest to the Persons who are Noteholders of the related Class of interest-bearing Notes on the Record Date for such following Payment Date.

Section 2.09.  Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 2.10.  Book-Entry Notes.  Except as provided in Section 2.12, the Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as custodian for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer.  The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner’s interest in such Book Entry Note, except as provided in Section 2.12.  Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

(i)          the provisions of this Section shall be in full force and effect;

(ii)         the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes, and shall have no obligation to the Note Owners;

(iii)        to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)        the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or the Clearing Agency Participants; pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(v)         whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes (or Holders of Notes of any Class) evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes or such Class of Notes and has delivered such instructions to the Indenture Trustee.

Section 2.11.  Notices to Clearing Agency.  Whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

Section 2.12.  Definitive Notes.  Definitive Notes will be issued only if:

(i)          (a) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and (b) the Indenture Trustee is not able to locate a qualified successor; or

(ii)         after the occurrence of an Event of Default, owners of Book-Entry Notes representing the Majority Noteholders advise the Indenture Trustee and the Clearing Agency Participant through the Clearing Agency, in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners.

In each case, the Indenture Trustee shall then notify Note Owners of the related Class of Notes through the Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes of the related Class of Notes to Note Owners requesting the same.

Upon surrender to the Indenture Trustee of the Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer at its own expense shall execute and deliver the Definitive Notes to the Indenture Trustee and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes of a Class, the Indenture Trustee shall recognize the Noteholders of the Definitive Notes as Noteholders hereunder.

Section 2.13.  Release of Collateral.  Subject to Section 11.01 and the terms of the other 2025-A Basic Documents, the Indenture Trustee shall release property from the Lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and, if required by Section 11.01, Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the TIA or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.  If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Indenture Trustee’s obligations under TIA Sections 314(c) and 314(d)(1), the Indenture Trustee shall release property from the Lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.

Section 2.14.  [Reserved].

Section 2.15.  Authenticating Agents.  Upon the request of the Issuer, the Indenture Trustee shall appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.03, 2.05, 2.06 and 9.06, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee.

Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

Section 2.16.  FATCA.  Each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees to provide to the Indenture Trustee, any Note Paying Agent or the Issuer, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.

Section 2.17.  Benchmark Determination.

(a)          On each SOFR Adjustment Date, the Note Paying Agent shall obtain the SOFR Rate in accordance with the definition thereof and shall send to the Servicer by email transmission notification of the SOFR Rate for the Interest Period. All determinations of the SOFR Rate, in the absence of manifest error, shall be conclusive and binding on the Noteholders.

(b)          If the Administrator (on behalf of the Issuer) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator (on behalf of the Issuer) will replace the then-current Benchmark for all purposes relating to the Class A-2B Notes in respect of such determination on such date and all such determinations on all subsequent dates. The Administrator (on behalf of the Issuer) shall deliver written notice (including by email) to each Rating Agency, the Indenture Trustee, the Note Paying Agent and the Servicer on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator (on behalf of the Issuer) has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The Administrator (on behalf of the Issuer) shall have the right to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time. Notwithstanding anything in this Indenture or the other 2025-A Basic Documents to the contrary, upon the receipt of such notice by the Rating Agencies, the Indenture Trustee, the Note Paying Agent and the Servicer, and the inclusion of such information in the Monthly Investor Report, this Indenture and/or any other relevant 2025-A Basic Document will be deemed to have been amended to reflect such Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the provisions of Article Nine of this Indenture, or the amendment provisions of any other relevant 2025-A Basic Document.

(c)          All percentages resulting from any calculation on the Class A-2B Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2B Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

(d)          Any determination, decision or election that may be made by the Administrator (on behalf of the Issuer) pursuant to this Section (or pursuant to any capitalized term used in this Section or in any such capitalized term), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the 2025-A Basic Documents, will become effective without consent from any other party.  None of the Issuer, the Owner Trustee, the Indenture Trustee, the Note Paying Agent, the Administrator, the Depositor or the Servicer, or their respective Affiliates, will have any liability for any determination made by or on behalf of the Issuer pursuant to this Section (or pursuant to any capitalized term used in this Section or in any such capitalized term), and each Noteholder and Note Owner, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Note Paying Agent the Administrator, the Depositor and the Servicer, and their respective Affiliates relating to any such determinations.

(e)          The Indenture Trustee and the Note Paying Agent shall each be under no obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or the then-current Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(f)          Neither the Indenture Trustee nor Note Paying Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of the SOFR Rate (or the then-current Benchmark) and the absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Issuer, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties. The Indenture Trustee and the Note Paying Agent shall be entitled to rely conclusively upon any determination made, and any instruction, notice, Officer’s Certificate or other instrument or information provided by the Administrator, Servicer or Depositor without independent verification, investigation or inquiry of any kind by the Indenture Trustee and the Note Paying Agent.

(g)          The Indenture Trustee and the Note Paying Agent shall each not be liable for any interest rate published by any publication that is the source of determining the interest rates of the Notes, including but not limited to the FRBNY’s Website (or any successor source), for any rates compiled by the FRBNY or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto and in no event will (x) the Indenture Trustee or the Note Paying Agent be responsible for obtaining the SOFR Rate or any substitute for SOFR if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote SOFR or such substitute for SOFR.

ARTICLE THREE

COVENANTS AND REPRESENTATIONS

Section 3.01.  Payment of Principal and Interest.  The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 3.02.  Maintenance of Office or Agency.  The Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03.  Money for Payments to be Held in Trust.  As provided in Sections 5.04(b) and 8.03, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the 2025-A Distribution Account pursuant to such Sections shall be made on behalf of the Issuer by the Indenture Trustee or by a Note Paying Agent, and no amounts so withdrawn from the 2025-A Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

The Issuer will cause each Note Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Note Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent will:

(a)          hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)          give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(c)          at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

(d)          immediately resign as a Note Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

(e)          comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

Subject to Applicable Laws with respect to escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Note Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Note Paying Agent, at the last address of record for each such Holder).

Section 3.04.  Existence.  The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Trust Estate and each other instrument or agreement included in the Trust Estate.

Section 3.05.  Protection of the Trust Estate.  The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on and a first priority, perfected security interest in the Trust Estate.  The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a)          maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(b)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c)          enforce any of the Trust Estate;

(d)          preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all Persons; or

(e)          pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

The Issuer authorizes the Indenture Trustee and its counsel to file UCC financing statements in form and substance satisfactory to the Indenture Trustee, describing the collateral as “all assets of the Issuer, including its present and future right, title and interest in, to and under (but not, except to the extent required by law, any obligations with respect to) such assets, whether now owned or existing or hereafter arising or acquired and wheresoever located” or words to that effect, and any limitations on such collateral description.

Section 3.06.  Opinions as to Trust Estate.

(a)          On the 2025-A Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee, an Opinion of Counsel to the effect that, in the opinion of such counsel, the execution and delivery of the Indenture and the delivery for value to and taking of physical possession in the State of New York by the Indenture Trustee of the 2025-A Exchange Note, will create a valid first priority perfected security interest, for the benefit of the Indenture Trustee on behalf of the Holders of Notes in the 2025-A Exchange Note.

(b)          On or before April 30th of each calendar year, beginning with April 30, 2026, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that in the opinion of such counsel, either (i) all financing statements and continuation statements have been filed that are necessary to continue the lien and security interest of the Indenture Trustee in the 2025-A Exchange Note and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (ii) no such action is necessary to continue such lien and security interest.

Section 3.07.  Performance of Obligations; Servicing of 2025-A Leases and 2025-A Vehicles.

(a)          The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture and the other 2025-A Basic Documents or such other instrument or agreement.

(b)          The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c)          The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other 2025-A Basic Documents and in the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other 2025-A Basic Documents, in accordance with and within the time periods provided for herein and therein.

(d)          If the Issuer shall have knowledge of the occurrence of an Exchange Note Servicer Event of Default, the Issuer shall promptly notify the Indenture Trustee, the Transferor and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.  If an Exchange Note Servicer Event of Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the 2025-A Servicing Agreement with respect to the Trust Estate, the Issuer shall take all reasonable steps available to it to remedy such failure.  Upon the occurrence of an Exchange Note Servicer Event of Default, all the rights and obligations of the Servicer may be terminated pursuant to Section 8.03(c) of the Basic Servicing Agreement and a successor Servicer shall be appointed pursuant to Section 8.04 of the Basic Servicing Agreement.

(e)          Upon any termination of the Servicer’s rights and powers pursuant to Sections 8.01 or 8.03 of the Basic Servicing Agreement or Section 7.01 of the 2025-A Servicing Supplement or resignation of the Servicer pursuant to Section 3.06 of the Basic Servicing Agreement, the Issuer or the Indenture Trustee shall promptly, but in any event within two Business Days of the Issuer or a Responsible Officer receiving notice or having actual knowledge of such termination or resignation, notify the other entity thereof.  As soon as a Successor Servicer is appointed pursuant to Section 8.04 of the Basic Servicing Agreement and Section 7.01 of the 2025-A Servicing Supplement, and in any event within two Business Days of the Issuer or a Responsible Officer receiving notice or having actual knowledge thereof, the Issuer or the Indenture Trustee shall notify the other entity of such appointment, specifying in such notice the name and address of such successor Servicer.

(f)          On or after the receipt by the Servicer of notice of an Exchange Note Servicer Event of Default, all authority and power of the Servicer pursuant to Section 7.01 of the 2025-A Servicing Supplement, shall, without further action, pass to and be vested in the Indenture Trustee.  The Indenture Trustee may resign as the Successor Servicer by giving written notice of such resignation to the Transferor and the Owner Trustee and in such event will be released from such duties and obligations, such release not to be effective until the date a new Servicer assumes the obligations under the 2025-A Servicing Agreement.  Upon delivery of any such notice, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a new Servicer as the Successor Servicer.

If the Indenture Trustee shall succeed to the duties of the Servicer as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article Six shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the 2025-A Leases and 2025-A Vehicles.  In case the Indenture Trustee shall become successor to the Servicer under the 2025-A Servicing Agreement, the Indenture Trustee shall be entitled to appoint as sub-Servicer any one of its Affiliates or agents; provided, that the Indenture Trustee, in its capacity as Servicer, shall be fully liable for the actions and omissions of such Affiliate or agent in such capacity as sub-Servicer.  Notwithstanding any other provisions of this Indenture to the contrary, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under the 2025-A Servicing Agreement, the amount necessary to induce any Successor Servicer to act as Successor Servicer under the 2025-A Servicing Agreement, the responsibilities of the Servicer set forth in Section 3.05 or Section 3.10 of the 2025-A Servicing Supplement, or the obligations with respect to the payment or reimbursement of fees, expenses or other amounts (including indemnities other than those resulting from the actions of the Indenture Trustee as successor Servicer) of the Owner Trustee, the Indenture Trustee or the Asset Representations Reviewer, the fees and expenses of the Owner Trustee’s attorneys, the Indenture Trustee’s attorneys, or the Asset Representations Reviewer’s attorneys, the fees and expenses of any custodian and the fees and expenses of independent accountants or expenses incurred in connection with distributions and reports to the Noteholders.

(g)          Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that (i) it will not, without the prior written consent of the Indenture Trustee or the Majority Noteholders, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any assets of the Trust Estate (except to the extent otherwise provided in the 2025-A Basic Documents), or waive timely performance or observance by the Servicer under the 2025-A Servicing Agreement and (ii) any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes.  If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee (acting at the written direction of the Majority Noteholders) may deem necessary or appropriate in the circumstances.

Section 3.08.  Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)          engage in any business or activities other than financing, purchasing, owning, acquiring, selling, pledging and managing the 2025-A Exchange Note as contemplated by this Indenture and the other 2025-A Basic Documents;

(b)          except as expressly permitted by this Indenture or the other 2025-A Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee (acting at the written direction of the Majority Noteholders);

(c)          claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(d)          dissolve or liquidate in whole or in part;

(e)          (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than Permitted Liens and the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax Liens, mechanics’ Liens and other Liens that arise by operation of law, in each case on any of the 2025-A Vehicles and arising solely as a result of an action or omission of the related Obligor) or (iii) permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate; or

(f)          incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with, or otherwise permitted by, the 2025-A Basic Documents.

Section 3.09.  Issuer May Consolidate, etc., Only on Certain Terms.

(a)          The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)          the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)        the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that (A) following such consolidation or merger, the Issuer (or the surviving entity or transferee) will not be classified as an association or a publicly traded partnership taxable as a corporation, each for United States federal income tax purposes, (B) such consolidation or merger will not cause the Notes to be characterized other than as indebtedness for United States federal income tax purposes and (C) such consolidation or merger will not cause the Notes to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision);

(iv)        any action that is necessary to maintain the Lien created by this Indenture shall have been taken;

(v)         the Issuer shall have delivered to the Transferor, the Servicer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein relating to such transaction have been complied with (including any filing required under the Exchange Act); and

(vi)        the Rating Agency Condition shall have been satisfied with respect to such transaction.

(b)          Other than as specifically contemplated by the 2025-A Basic Documents, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any other Person, unless:

(i)          the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of Notes and (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;

(ii)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)        the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that (A) following such transaction, the Issuer will not be classified as (1) an association or (2) a publicly traded partnership taxable as a corporation, each for United States federal income tax purposes, (B) such transaction will not cause the Notes to be characterized other than as indebtedness for United States federal income tax purposes and (C) such transaction will not cause the Notes to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision).

(iv)        any action that is necessary to maintain the Lien created by this Indenture shall have been taken (including any filing required under the Exchange Act);

(v)         the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(vi)        the Rating Agency Condition shall have been satisfied with respect to such transaction.

Section 3.10.  Successor or Transferee.

(a)          Upon any consolidation or merger of the Issuer in accordance with Section 3.09(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)          Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.09(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

Section 3.11.  Servicer’s Obligations.  The Issuer shall cause the Servicer to comply with the 2025-A Servicing Agreement.

Section 3.12.  Guarantees, Loans, Advances and Other Liabilities.  Except as otherwise contemplated by the 2025-A Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.13.  Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.14.  Removal of Administrator.  So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause without providing prior written notice to the Rating Agencies.

Section 3.15.  Restricted Payments.  Except as otherwise permitted by the 2025-A Basic Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (a) distributions as contemplated by, and to the extent funds are available for such purpose under, the 2025-A Basic Documents and (b) payments to the Trustees pursuant to Section 1.02(b) of the 2025-A Administration Agreement.  The Issuer will not, directly or indirectly, make payments to or distributions from the 2025-A Exchange Note Collection Account, the 2025-A Distribution Account or the 2025-A Reserve Account except in accordance with this Indenture and the other 2025-A Basic Documents.

Section 3.16.  Notice of Events of Default.  The Issuer shall give the Indenture Trustee and each Rating Agency prompt written notice of each Event of Default hereunder.

Section 3.17.  Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.18.  Delivery of 2025-A Exchange Note.  On the 2025-A Closing Date, the Issuer shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the 2025-A Exchange Note.  The Indenture Trustee shall take possession of the 2025-A Exchange Note in the State of New York and shall at all times during the period of this Indenture maintain custody of the 2025-A Exchange Note in the State of New York.

Section 3.19.  Compliance With Laws.  The Issuer shall comply with the requirements of all Applicable Laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other 2025-A Basic Document.

Section 3.20.  Annual Statement as to Compliance.  The Issuer will deliver to the Transferor and the Indenture Trustee, on or before June 30 of each year (commencing with the June 30 that is at least six months after the 2025-A Closing Date), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a)          a review of the activities of the Issuer during the preceding year (or such shorter period in the case of the first such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b)          to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout the preceding year (or such shorter period in the case of the first such Officer’s Certificate) or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.21.  Representations.  The Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the 2025-A Closing Date:

(a)          Organization and Qualification.  The Issuer is duly formed, validly existing and in good standing under the laws of its jurisdiction.

(b)          Power, Authorization and Enforceability.  The Issuer has the power and authority to execute, deliver and perform the terms of this Indenture.  The Issuer has authorized the execution, delivery and performance of the terms of this Indenture.  This Indenture is the legal, valid and binding obligation of the Issuer enforceable against the Issuer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)          No Conflicts and No Violation.  The execution and delivery by the Issuer of this Indenture, the consummation by the Issuer of the transactions contemplated by this Indenture and the compliance by the Issuer with this Indenture will not (i) violate any law, governmental rule or regulation applicable to the Issuer or any judgment or decree binding on it or (ii) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Issuer is a debtor or guarantor, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Indenture.

(d)          No Proceedings.  To the Issuer’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any court or other governmental authority:  (i) asserting the invalidity of this Indenture or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the 2025-A Collateral or the Issuer’s ability to perform its obligations under, or the validity or enforceability of, this Indenture or the Notes.

(e)          Financial Condition.  The Issuer is not insolvent or the subject of an Insolvency Event and the pledge of the 2025-A Collateral is not being made in contemplation of the occurrence thereof.

(f)          Perfection Representations.  The Issuer makes the representations and warranties set forth on Exhibit C.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (e) certain rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(i)          either: (A) all Notes theretofore authenticated and delivered (other than Notes (1) that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable at the related Final Scheduled Payment Date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the related Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

(ii)          the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii)          the Issuer has delivered to the Transferor and the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or Section 11.01) an Independent Certificate, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02.  Satisfaction, Discharge and Defeasance of the Notes.

(a)          Upon satisfaction of the conditions set forth in Section 4.02(b), the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Notes Outstanding, and the provisions of this Indenture, as it relates to such Notes, shall no longer be in effect (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to:

(i)          the rights of the Noteholders to receive, from the trust funds described in Section 4.02(b)(i), payment of the principal of and interest on the Notes Outstanding at maturity of such principal or interest;

(ii)         the obligations of the Issuer with respect to the Notes under Sections 2.05, 2.06, 3.02 and 3.03;

(iii)        the obligations of the Administrator to the Indenture Trustee under Section 6.07; and

(iv)        the rights, powers, trusts and immunities of the Indenture Trustee hereunder and the duties of the Indenture Trustee hereunder.

(b)          The satisfaction, discharge and defeasance of the Notes pursuant to Section 4.02(a) is subject to the satisfaction of all of the following conditions:

(i)          the Issuer has deposited or caused to be deposited irrevocably (except as provided in Section 4.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, which, through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day prior to the due date of any payment referred to below, money in an amount sufficient, in the opinion of a nationally recognized firm of Independent accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge the entire indebtedness on the Notes Outstanding, for principal thereof and interest thereon to the date of such deposit (in the case of Notes that have become due and payable) or to the maturity of such principal and interest, as the case may be;

(ii)         such deposit will not result in a breach or violation of, or constitute an event of default under, any Issuer Basic Document or other agreement or instrument to which the Issuer is bound;

(iii)         no Event of Default has occurred and is continuing on the date of such deposit or on the 91st day after such date; and

(iv)         the Issuer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that the satisfaction and discharge of this Indenture provided for in the Indenture relating to the defeasance contemplated by this Section have been complied with.

Section 4.03.  Application of Trust Money.  All monies deposited with the Indenture Trustee pursuant to this Article shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Note Paying Agent, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the 2025-A Servicing Agreement or required by Applicable Law.

Section 4.04.  Repayment of Monies Held by Note Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Note Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03, and thereupon such Note Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE FIVE

EVENTS OF DEFAULT; REMEDIES

Section 5.01.  Events of Default.  “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days or more;

(b)          default in the payment of the principal of any Note on the related Final Scheduled Payment Date;

(c)          default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), and such default is materially adverse to the Noteholders, and such default shall continue or not be cured for a period of 60 days after there shall have been given, by registered or certified mail or by overnight courier, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of Notes representing at least 25% of the Outstanding Amount, a written notice specifying such default and requiring it to be remedied;

(d)          any breach in any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or thereto, and such misrepresentation or warranty is materially adverse to the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail or by overnight courier, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of Notes representing at least 25% of the Outstanding Amount, a written notice specifying such incorrect representation or warranty and requiring it to be remedied; or

(e)          the occurrence of an Insolvency Event with respect to the Issuer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clauses (a) through (d) above for a period of 120 days will not constitute an Event of Default if that failure or delay was caused by a Force Majeure.

The Issuer shall deliver to the Transferor and the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice, the lapse of time or both would become an Event of Default under clause (c) or (d) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.

(a)          If an Event of Default shall have occurred and be continuing, the Indenture Trustee or the Majority Noteholders may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (who will provide such notice to the Rating Agencies), the Indenture Trustee (if notice is given by Noteholders), the Transferor and the Servicer, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b)          If the Notes have been declared immediately due and payable following an Event of Default, before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Majority Noteholders, by written notice to the Issuer, the Transferor and the Indenture Trustee, may rescind and annul such declaration of acceleration and its consequences if:

(i)          the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on the Notes, (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and (C) all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii)         all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)          The Issuer covenants that if (i) there is a default relating to the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days or (ii) an Event of Default occurs in the payment of the principal of or any installment of the principal of any Note on the related Final Scheduled Payment Date, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, with, for each Class of interest-bearing Notes, interest on the overdue principal at the applicable Interest Rate and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the applicable Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)          In case the Issuer shall fail forthwith to pay amounts described in Section 5.03(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)          If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, acting at the written direction of the Majority Noteholders, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)          In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under any Insolvency Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)          to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders of Notes allowed in such Proceedings;

(ii)         unless prohibited by Applicable Law, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)        to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of the Indenture Trustee’s or each predecessor Indenture Trustee’s negligence or bad faith.

(e)          Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)          All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of Notes.

(g)          In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04.  Remedies; Priorities.

(a)          If an Event of Default shall have occurred and be continuing, the Indenture Trustee (acting at the written direction of the Majority Noteholders) may do one or more of the following (subject to Sections 5.02 and 5.05):

(i)          institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon the Notes monies adjudged due;

(ii)         institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of Notes; and

(iv)          sell or otherwise liquidate the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(a) or (b), unless (A) the Holders of Notes representing 100% of the Outstanding Amount consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of Notes representing 66 2/3% of the Outstanding Amount; provided, further, that the Indenture Trustee may not sell the Trust Estate unless it shall first have obtained an Opinion of Counsel (at the expense of the Issuer) that such sale will not cause the Titling Trust or an interest therein or portion thereof or the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.  In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b)          If the Indenture Trustee collects any money or property pursuant to this Article upon sale of the Trust Estate, it shall deposit such money or property into the 2025-A Exchange Note Collection Account pursuant to Section 8.03(b), and all amounts on deposit in the 2025-A Exchange Note Collection Account and the 2025-A Reserve Account shall be distributed on the related Payment Date in the following order:

(i)          pro rata, (A) to pay to the Collateral Agent any expenses and indemnified amounts due with respect to the 2025-A Exchange Note or the 2025-A Reference Pool under Section 3.01(c) of the Basic Collateral Agency Agreement or Article Eight of the Basic Collateral Agency Agreement to the extent not paid by the Borrower or the Titling Trust Administrator, (B) to pay to the Administrative Agent any expenses and indemnified amounts due with respect to the 2025-A Exchange Note or the 2025-A Reference Pool under Section 7.05 of the Basic Collateral Agency Agreement or Article Eight of the Basic Collateral Agency Agreement to the extent not paid by the Borrower or the Titling Trust Administrator, (C) to pay to the Asset Representations Reviewer any amounts due under the Asset Representations Review Agreement and (D) to the payment of all fees, expenses and indemnified amounts then due to the Trustees to the extent not paid by the Transferor or the Administrator, in each case, without limitation;

(ii)         to the Noteholders of the interest-bearing Notes, the Interest Distributable Amount, to pay interest due on each Class of interest-bearing Notes outstanding on that Payment Date, and, to the extent permitted under Applicable Law, interest on any overdue interest at the related interest rate;

(iii)        to the Holders of the Class A-1 Notes, principal on the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

(iv)        to the Holders of the Class A-2A Notes, the Class A-2B Notes, the Class A-3 Notes and the Class A-4 Notes, principal on the Class A-2A Notes, the Class A-2B Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, until all such Classes of Notes have been paid in full;

(v)         if a Successor Servicer has been appointed pursuant to the 2025-A Servicing Agreement, to such Successor Servicer, any Transition Costs due in connection with such transfer of servicing and not paid pursuant to the 2025-A Servicing Agreement plus the Additional Servicing Fee, if any, for the related Collection Period; and

(vi)        to the Certificateholder, any amounts remaining after the foregoing distributions.

(c)          If the Indenture Trustee collects any money or property pursuant to this Section, the Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.  At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder, the Issuer  and the Servicer a notice that states the record date, the payment date and the amount to be paid.

Section 5.05.  Optional Preservation of the Trust Estate.  If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof, in accordance with Sections 3.01 and 8.03.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate.  In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06.  Limitation of Suits.  Other than the pursuing of dispute resolution on behalf of the Issuer in respect of any repurchase request that remains unresolved for 180 days, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (ii) the Holders of Notes representing not less than 25% of the Outstanding Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder; (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request; (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Majority Noteholders.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than 51% of the Outstanding Amount, the Indenture Trustee will take action in accordance with the request given by the Holders of Notes holding the greatest percentage of the Outstanding Amount.

Section 5.07.  Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, any Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08.  Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09.  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11.  Control by Noteholders of the Majority Noteholders.  The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a)          such direction shall not be in conflict with any rule of law or with this Indenture;

(b)          subject to the terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Outstanding Amount;

(c)          if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount to sell or liquidate the Trust Estate shall be of no force and effect; and

(d)          the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12.  Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Noteholders may, on behalf of all Noteholders, waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, the provisions of this Section shall not apply to any suit instituted by (i) the Indenture Trustee, (ii) any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount or (iii) by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14.  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15.  Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.16.  Performance and Enforcement of Certain Obligations.

(a)          Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Servicer of its obligations to the Issuer under or in connection with the 2025-A Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the 2025-A Servicing Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer of its obligations under the 2025-A Servicing Agreement.

(b)          If an Event of Default has occurred and is continuing, the Indenture Trustee shall, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of Notes representing at least 66 2/3% of the Outstanding Amount, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Servicer under or in connection with the 2025-A Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Servicer of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the 2025-A Servicing Agreement, and any right of the Issuer to take such action shall be suspended unless such Event of Default has been waived or otherwise cured.

Section 5.17.  Sale of Trust Estate.  If the Indenture Trustee acts to sell the Trust Estate or any part thereof, pursuant to Section 5.04(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids.  Following such publication, the Indenture Trustee shall, unless otherwise prohibited by Applicable Law from any such action, sell the Trust Estate or any part thereof, in such manner and on such terms as provided above to the highest bidder; provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale.  The Indenture Trustee shall give notice to the Transferor and Servicer of any proposed sale, and the Transferor and Servicer shall be permitted to bid for the Trust Estate at any such sale.  The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable.  The power to effect any sale of any portion of the Trust Estate pursuant to Section 5.04 and this Section shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall has been sold or all amounts payable on the Notes shall have been paid.

ARTICLE SIX

THE INDENTURE TRUSTEE

Section 6.01.  Duties of Indenture Trustee.

(a)          If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(i)       the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)      in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)          The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)       this paragraph does not limit the effect of Section 6.01(b);

(ii)      the Indenture Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 5.11 and 7.02.

(d)          Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to Sections 6.01(a), (b), (c) and (g).

(e)          The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)          Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the other 2025-A Basic Documents.

(g)          No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Servicer under this Indenture except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Indenture.

(h)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 6.02.  Rights of Indenture Trustee.

(a)          Except as provided by the second succeeding sentence, the Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Indenture Trustee need not investigate any fact or matter stated in the document.  Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

(b)          Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)          The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)          The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)          The Indenture Trustee may consult with counsel, and the advice of such counsel or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. The Indenture Trustee may also consult with financial expert(s) with respect to the performance of its duties under this Indenture, and so long as the Indenture Trustee selects such financial expert(s) with due care, the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of such financial expert(s) and not contrary to this Indenture or any other 2025-A Basic Document.

(f)          The Indenture Trustee shall be under no obligation to (i) exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture or (ii) institute or conduct or defend litigation or investigate any matter or Noteholder direction or request pursuant to this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)          The Indenture Trustee shall not be deemed to have discovered or to have knowledge of any Default, Event of Default, breach of a representation or warranty or other event unless an Responsible Officer of the Indenture Trustee has actual knowledge that a Default, Event of Default, breach of a representation or warranty or such other event has in fact occurred or has received written notice evidencing that an event which is in fact a Default, Event of Default, breach of representation or warranty or such other event has in fact occurred in accordance with the provisions of this Indenture; provided, however, that, for the avoidance of doubt, the Indenture Trustee shall not be deemed to have knowledge of a breach of representation or warranty solely as a result of the receipt and possession by the Indenture Trustee of the Review Report.

(h)          The Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, epidemics or pandemics, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, unforeseeable loss or failures of mechanical, electronic or communication systems. The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(i)          In the absence of willful misconduct, bad faith or negligence on its part, the Indenture Trustee will not be liable for any action taken or not taken by it in good faith in the administration of any Noteholder vote as to whether to direct the Asset Representations Reviewer to conduct a Review of the Review Assets so long as the administration of such vote conforms in all material respects to the Indenture Trustee’s standard internal vote solicitation process in effect at the time of such Noteholder vote.

(j)          In no event will the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to credit risk retention.  The Indenture Trustee will not be charged with knowledge of such rules, nor will it be liable to any Noteholder, Certificateholder, the Depositor, the Servicer or any other person for violation of such rules now or hereinafter in effect.

(k)          The Indenture Trustee shall not be required to take any action it is directed to take under this Indenture if the Indenture Trustee reasonably determines in good faith that the action so directed would involve the Indenture Trustee in personal liability, be unjustly prejudicial to the non-directing Noteholders, is inconsistent with the Indenture or other 2025-A Basic Documents or is contrary to law.

(l)          The Indenture Trustee shall not be liable for failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its obligations hereunder other than if such other party’s failure is caused by the Indenture Trustee’s willful misconduct, bad faith or negligence.

(m)         The Indenture Trustee’s receipt of reports and information hereunder shall not constitute notice of any information contained therein or determinable therefrom, including but not limited to a party’s compliance with covenants under the Indenture.

(n)          Any discretion, permissive right or privilege of the Indenture Trustee to take or refrain from taking actions enumerated in this Indenture or other 2025-A Basic Documents shall not be construed as a duty or obligation.

(o)          The rights, privileges, protections and indemnities afforded to the Indenture Trustee hereunder shall apply equally to U.S. Bank Trust Co. in its other capacities hereunder.

Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  The Indenture Trustee must, however, comply with Section 6.11.

Section 6.04.  Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) accountable for the Issuer’s use of the proceeds from the Notes and (iii) responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05.  Notice of Defaults and Repurchase Requests.

(a)          If an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Event of Default within 30 days after it occurs.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

(b)          Not later than the fifth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning June 5, 2025, the Indenture Trustee shall provide to MBFS USA and the Transferor a notice in substantially the form of Exhibit B with respect to any demands received by the Indenture Trustee during the immediately preceding calendar month (or, in the case of the initial notice, since the 2025-A Closing Date) that any 2025-A Lease be reallocated by the Servicer pursuant to Section 3.05 of the 2025-A Servicing Supplement.  The Indenture Trustee and the Issuer acknowledge and agree that the purpose of this subsection is to facilitate compliance by MBFS USA and the Transferor with Rule 15Ga-1 under the Exchange Act.  The Indenture Trustee agrees to comply with reasonable requests made by MBFS USA or the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of such Rule.  The Indenture Trustee shall cooperate fully with all reasonable requests of MBFS USA and the Transferor to deliver any and all records and any other information, in each case in its possession,  necessary to permit MBFS USA and the Transferor to comply with the provisions of such Rule.

Section 6.06.  Reports by Indenture Trustee to Holders.  On or prior to each Payment Date, the Indenture Trustee shall deliver or make available on its website (http://pivot.usbank.com) to each Noteholder a copy of each Monthly Investor Report delivered to it pursuant to the 2025-A Servicing Supplement.  The Indenture Trustee shall make available electronically, within a reasonable period of time after the end of each calendar year, to each Person who at any time during such calendar year was a Noteholder, such information furnished to the Indenture Trustee as may be required to enable such Person to prepare its federal and State income tax returns.  The Indenture Trustee shall provide to each Noteholder upon request, copies of the 2025-A Basic Documents, the report regarding the Servicer’s compliance and the accountants’ attestation delivered pursuant to the 2025-A Servicing Supplement.

Section 6.07.  Compensation and Indemnity.  The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services pursuant to a fee agreement between the Administrator and the Indenture Trustee. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses (including extraordinary out-of-pocket expenses), disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.

The Issuer shall, or shall cause the Administrator to, indemnify and hold harmless the Indenture Trustee and its officers, directors, employees, representatives and agents against any and all loss, liability, tax (other than taxes based on the income of the Indenture Trustee) or expense (including attorneys’ fees and the fees of agents and experts) of whatever kind or nature regardless of their merit directly or indirectly incurred by it or them without willful misconduct, negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by this Indenture, including the reasonable costs and expenses of defending themselves against any claim, loss, damage or liability in connection with the exercise or performance of any of their powers or duties under this Indenture or under any of the other 2025-A Basic Documents, including but not limited to any legal fees or expenses incurred by the Indenture Trustee in connection with the enforcement of the Issuer’s indemnification or other obligations hereunder.  The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder.  The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel.  Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or resignation or removal of the Indenture Trustee.  When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable Insolvency Law.

Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential damages of any kind whatsoever, including but not limited to lost profits, even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.08.  Replacement of Indenture Trustee.

(a)          No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time (with 30 days prior notice) by so notifying the Issuer, the Transferor, the Administrator and the Noteholders, and will provide all information reasonably requested by the Transferor in order to comply with its reporting obligation under Item 6.02 of Form 8-K under the Exchange Act, with respect to the resignation of the Indenture Trustee.  The Majority Noteholders may remove the Indenture Trustee by so notifying (with 30 days’ prior written notice) the Indenture Trustee, the Issuer, the Transferor and the Administrator (who shall notify the Rating Agencies) and may appoint a successor Indenture Trustee.  The Issuer shall remove the Indenture Trustee if (i) the Indenture Trustee fails to comply with Section 6.11, (ii) an Insolvency Event occurs with respect to the Indenture Trustee or (iii) the Indenture Trustee otherwise becomes incapable of acting.

(b)          The Transferor may remove the Indenture Trustee if the Indenture Trustee fails to comply with Section 3.07(f), 6.08 or 6.09 with respect to notice to or providing information to the Transferor, or with Article Seven of the 2025-A Exchange Note Supplement, in each case if such failure continues for the lesser of ten days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions).

(c)          If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee. A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer, the Transferor and the Administrator and shall also provide all information reasonably requested by the Transferor in order to comply with its reporting obligation under the Exchange Act with respect to the replacement Indenture Trustee.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to the Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(d)          If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.  If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)          Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee.  Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09.  Successor Indenture Trustee by Merger.

(a)          If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.  The Indenture Trustee shall provide the Servicer (and the Servicer shall provide to the Rating Agencies) prior written notice of any such transaction.

(b)          In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)          Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the 2025-A Secured Parties, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b)          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)       all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)      no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)     the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)          Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d)          Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA and shall in addition have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and shall have a long-term debt or issuer rating of “A” or better by Standard & Poor’s and “A” or better by Fitch or shall otherwise be acceptable to each Rating Agency.  The Indenture Trustee shall satisfy the requirements of Section 310(b) of the TIA.

Section 6.12.  Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 6.13.  Issuer as Holder of the 2025-A Exchange Note.  So long as any Notes are Outstanding, to the extent that the Owner Trustee or the Issuer has rights as a holder of the 2025-A Exchange Note, including rights to distributions and notice, or is entitled to consent to any actions taken by the Transferor, the Owner Trustee or the Issuer may initiate such action or grant such consent only with consent of the Indenture Trustee (acting at the written direction of the Majority Noteholders).  To the extent that the Issuer has rights as a holder or Registered Pledgee of the 2025-A Exchange Note or has the right to consent or withhold consent with respect to actions taken by the Transferor, the Owner Trustee or the Issuer, such rights shall be exercised or consent granted (or withheld) upon the written direction of the Majority Noteholders; provided, however, that subject to Section 3.07, any direction to the Indenture Trustee to remove or replace the Servicer upon a Servicer Event of Default shall be made by Holders of Notes evidencing not less than 66 2/3% of the Outstanding Amount.

Section 6.14.  Representations and Warranties of Indenture Trustee.  The Indenture Trustee hereby makes the following representations and warranties, as of the 2025-A Closing Date, on which the Issuer and Noteholders shall rely:

(a)          the Indenture Trustee is a banking association duly organized and validly existing under the laws of the United States;

(b)          the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c)          this Indenture is an enforceable obligation of the Indenture Trustee;

(d)          the execution and delivery by the Indenture Trustee of this Indenture, the consummation by the Indenture Trustee of the transactions contemplated by this Indenture and the compliance by the Indenture Trustee with this Indenture will not (i) violate any law, governmental rule or regulation applicable to the Indenture Trustee or any judgment or decree binding on it or (ii) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument to which the Indenture Trustee is a party, in each case which conflict, breach, or default,  would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture;

(e)          neither the Indenture Trustee nor its affiliates is in material default under any agreement, contract, instrument, or indenture of any nature whatsoever to which the Indenture Trustee or its affiliates is bound, which default would have a material adverse effect on the ability of the Indenture Trustee to perform its obligations under the 2025-A Basic Documents to which it is a party;

(f)          to the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing before Governmental Authority (i) asserting the invalidity of any of the 2025-A Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the 2025-A Basic Documents or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under, or the validity or enforceability of, any of the 2025-A Basic Documents or the Notes;

(g)          the Indenture Trustee does not have any reason or cause to believe that it cannot perform each and every covenant that it is making contained in this Indenture; and

(h)          no consent, approval, authorization, or order of any Person, court, or governmental agency or body is required under federal law for the execution, delivery, and performance by the Indenture Trustee, or compliance by it with the Indenture or the consummation by it of the transactions contemplated by the Indenture, or if required has been obtained or can be obtained prior to the execution of the Indenture.

Section 6.15.  Furnishing of Monthly Investor Reports and Other Documents.  The Indenture Trustee shall furnish to any Noteholder promptly upon receipt of a written request by such Noteholder or Note Owner therefor (at the expense of the requesting Noteholder or Note Owner), copies of the 2025-A Basic Documents and duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the 2025-A Basic Documents. In the event that a Note Owner or Noteholder requests a complete copy of the Review Report, the Indenture Trustee shall not deliver such complete copy until (i) such Note Owner or Noteholder delivers to the Indenture Trustee a nondisclosure agreement in a form satisfactory to the Indenture Trustee with respect to the information in such Review Report, (ii) such complete copy of the Review Report is redacted by the Servicer prior to such delivery in a form satisfactory to the Indenture Trustee and the requesting Note Owner or Noteholder or (iii) the Servicer provides a certificate that, to the certifying officer’s knowledge, the Review Report does not contain any not publicly available Personally Identifiable Information.

Section 6.16.  Encryption.  Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information may be encrypted or made available at the Indenture Trustee’s website at http://pivot.usbank.com on a password protected basis.

ARTICLE SEVEN

NOTEHOLDER COMMUNICATIONS AND REPORTS

Section 7.01.  Noteholder List and Noteholder Communications.

(a)          The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after the earlier of (A) each Record Date and (B) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished.  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee under this section and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it under this section upon receipt of a new list so furnished.

(b)          Three or more Noteholders may request the list of the Holders of Notes maintained by the Indenture Trustee pursuant to Section 7.01(a) for the purpose of communicating with other Noteholders about such requesting Noteholders’ rights under the Indenture or under the Notes.  Any such request must be submitted to the Indenture Trustee in accordance with the requirements of Section 7.01(d) and be accompanied by a copy of the communication that such requesting Noteholders propose to send.

(c)          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes subject to the rights of the Indenture Trustee set forth in such Section.  The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

(d)          A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices of events or occurrences and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notifying the Indenture Trustee of such events or occurrences.  Any Note Owner must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner, other than requests, demands or directions relating to obligations of the Indenture Trustee in connection with an asset representations review demand set forth in Section 7.02, unless the Noteholder or Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.

(e)          A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) that seeks to communicate with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other 2025-A Basic Documents may send a request to the Issuer or the Servicer, on behalf of the Issuer, to include information regarding the communication in a Form 10-D to be filed by the Issuer with the Commission.  Each request must include (i) the name of the requesting Noteholder or Note Owner, (ii) the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner and (iii) in the case of a Note Owner, a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document.  A Noteholder or Note Owner, as applicable, that delivers a request under this Section 7.01(e) will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture or the other 2025-A Basic Documents, and will not be used for other purposes.  The Issuer will promptly deliver any request to the Servicer.  On receipt of a request, the Servicer will include in the Form 10-D filed by the Issuer with the Commission for the Collection Period in which the request was received (A) a statement that the Issuer has received a request from a Noteholder or Note Owner, as applicable, that is interested in communicating with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other 2025-A Basic Documents, (B) the name of the requesting Noteholder or Note Owner, (C) the date the request was received and (D) a description of the method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner.

Section 7.02.  Noteholder Demand for Asset Representations Review. If a Delinquency Trigger occurs, a Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may make a demand on the Indenture Trustee to cause a vote of the Noteholders or Note Owners, as applicable, on whether to direct the Asset Representations Reviewer to conduct a Review under the Asset Representations Review Agreement.  In the case of a Note Owner, each demand must be accompanied by a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document.  If the Indenture Trustee receives within 90 days of the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger a written demand from the Noteholders and Note Owners of at least 5% of the aggregate Note Balance of the Notes (as of the last day of the related Collection Period) to initiate a vote (which shall be conducted in accordance with its standard internal vote solicitation process at the time) with respect to the Review, then (a) the Indenture Trustee will promptly notify the Servicer and the Administrator thereof and request such vote of the Noteholders and Note Owners through the applicable Clearing Agency and (b) the Servicer will include in the Form 10-D report for the Collection Period in which such demand was received (i) a statement that Holders of a sufficient percentage of the aggregate Note Balance of the Notes are requesting a full Noteholder vote on whether to direct the Asset Representations Reviewer to conduct a Review and (ii) a description of the applicable voting procedures, including the applicable voting deadline.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of Noteholders and Note Owners holding at least 5% of the aggregate Note Balance of the Notes (as of the last day of the related Collection Period) is reached, if the Noteholders and Note Owners representing at least 51% of the Note Balance of Notes voted agree to a Review, the Indenture Trustee will promptly send a Review Notice to the Asset Representations Reviewer and the Servicer informing the Asset Representations Reviewer to commence the Review under the Asset Representations Review Agreement and stating that such Review Notice is being delivered pursuant to this Section and Section 3.01 of the Asset Representations Review Agreement. For the avoidance of doubt, the Indenture Trustee shall not be required to (i) determine whether, or give notice to Noteholders that a Delinquency Trigger has occurred or (ii) determine which assets are subject to Review by an Asset Representations Reviewer.  The Indenture Trustee may select a vote agent that is experienced in the administration of Noteholder votes and/or consent solicitations to conduct and administer any Noteholder vote about whether to direct the Asset Representations Reviewer to conduct a Review of the Review Assets and, so long as the Indenture Trustee selects such vote agent with due care, the Indenture Trustee will not be liable for any actions or inactions of such vote agent.

Section 7.03.  Reports by Issuer.

(a)          The Issuer shall:

(i)       file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)      file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)     supply to the Indenture Trustee (and the Indenture Trustee shall mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by the rules and regulations prescribed from time to time by the Commission.

(b)          Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04.  Reports by Indenture Trustee.

(a)          If required by TIA Section 313(a), within 60 days after each December 15th beginning with December 15, 2025, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a).  The Indenture Trustee shall also comply with TIA Section 313(b).

(b)          The Indenture Trustee shall provide to the Administrator and the Servicer, to be filed by the Administrator or the Servicer with the Commission and each stock exchange, if any, on which the Notes are listed, a copy of each report mailed to Noteholders pursuant to this Indenture.  The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

ARTICLE EIGHT

DISBURSEMENTS AND RELEASES

Section 8.01.  Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.

Section 8.02.  Monthly Investor Report.

(a)          On each Determination Date, the Issuer shall cause the Servicer to deliver, pursuant to Section 6.01(b) of the 2025-A Servicing Supplement, to the Indenture Trustee, the Monthly Investor Report with respect to the related Payment Date and Collection Period.

(b)          The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Monthly Investor Report delivered to the Indenture Trustee in accordance with this Section, and the Indenture Trustee shall be fully protected in relying upon such reports.

(c)          On each Payment Date, the Indenture Trustee shall send by first class mail or other reasonable means (including the posting on the Indenture Trustee’s website at http://pivot.usbank.com) the Monthly Investor Report prepared by the Servicer to each Person that was a Noteholder as of the close of business on the related Record Date (which shall be Cede & Co., as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein).  Note Owners may obtain copies of, or access to, such reports upon a request in writing to the Indenture Trustee at the Corporate Trust Office.

Section 8.03.  Disbursement of Funds.

(a)          On each Payment Date prior to the acceleration of the Notes following the occurrence of an Event of Default, the Indenture Trustee will (based on the information contained in the related Monthly Investor Report) withdraw from the 2025-A Exchange Note Collection Account an amount equal to the 2025-A Available Funds and shall apply such amount in accordance with the following priorities:

(i)       pro rata, up to a maximum of $250,000 each calendar year, to pay (A) to the Collateral Agent any expenses or indemnified amounts due with respect to the 2025-A Exchange Note or the 2025-A Reference Pool under Section 3.01(c) of the Basic Collateral Agency Agreement or Article Eight of the Basic Collateral Agency Agreement to the extent not paid by the Borrower or the Titling Trust Administrator, (B) to the Administrative Agent any expenses or indemnified amounts due with respect to the 2025-A Exchange Note or the 2025-A Reference Pool under Section 7.05 of the Basic Collateral Agency Agreement or Article Eight of the Basic Collateral Agency Agreement to the extent not paid by the Borrower or the Titling Trust Administrator, (C) to the Trustees all amounts, including indemnities, then due to the Trustees to the extent not paid by the Transferor or the Administrator and (D) to the Asset Representations Reviewer any amounts due under the Asset Representations Review Agreement;

(ii)      to the 2025-A Distribution Account, for payment to the Noteholders of the interest-bearing Notes, on a pro rata basis, the Interest Distributable Amount for such  Notes for such Payment Date;

(iii)     to the 2025-A Distribution Account, for payment to the Noteholders, as payments of principal, an amount equal to the Priority Principal Distribution Amount for such Payment Date;

(iv)     to the 2025-A Reserve Account, the amount necessary to cause the amount on deposit in the 2025-A Reserve Account to equal the Required Reserve Amount;

(v)      to the 2025-A Distribution Account, for payment to the Noteholders, as payments of principal, an amount equal to the Regular Principal Distribution Amount for such Payment Date;

(vi)     if a Successor Servicer has been appointed pursuant to the 2025-A Servicing Agreement, to such Successor Servicer, any Transition Costs due in connection with such transfer of servicing and not paid pursuant to the 2025-A Servicing Agreement plus the Additional Servicing Fee, if any, for the related Collection Period;

(vii)    to the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Asset Representations Reviewer and the Administrative Agent, any accrued and unpaid expenses, indemnities and fees, in each case to the extent the fees, expenses and indemnities have not been previously paid above pursuant to clause (i) above; and

(viii)   to the Certificateholder, any amounts remaining after the foregoing distributions.

(b)          On each Payment Date, the Indenture Trustee shall either directly or through the Note Paying Agent apply or cause to be applied the amount on deposit in the 2025-A Distribution Account on such Payment Date to make the following payments in the following order of priority:

(i)       from amounts deposited into the 2025-A Distribution Account pursuant to Section 8.03(a)(ii), to the Class A Noteholders of the interest-bearing Class A Notes, on a pro rata basis, the Interest Distributable Amount for such Class A Notes for such Payment Date;

(ii)      from amounts deposited into the 2025-A Distribution Account pursuant to Sections 8.03(a)(iii) and (v) (so long as the maturity of the Notes has not been accelerated pursuant to Section 5.02):

(A)        first, to the Class A-1 Noteholders (until the Class A-1 Note Balance has been reduced to zero);

(B)        second, to the Class A-2A Noteholders and the Class A-2B Noteholders, pro rata, (until the Class A-2A Note Balance and the Class A-2B Note Balance have been reduced to zero);

(C)        third, to the Class A-3 Noteholders (until the Class A-3 Note Balance has been reduced to zero); and

(D)        fourth, to the Class A-4 Noteholders (until the Class A-4 Note Balance has been reduced to zero).

(c)          Notwithstanding Section 8.03(a), following (i) the liquidation of all or part of the Trust Estate pursuant to Section 5.04(a)(iv), any proceeds of such liquidation of the Trust Estate collected during any Collection Period will be deposited into the 2025-A Exchange Note Collection Account on or prior to the related Payment Date and distributed in the manner set forth in Section 5.04(b) on such Payment Date and (ii) the acceleration of the Notes after the occurrence of an Event of Default, amounts on deposit in the 2025-A Exchange Note Collection Account will be distributed in the manner set forth in Section 5.04(b) on such Payment Date.

(d)          If on any Payment Date, after giving effect to all deposits to and withdrawals from the 2025-A Reserve Account, the amount on deposit in the 2025-A Reserve Account exceeds the Required Reserve Amount, the Indenture Trustee (in accordance with the Monthly Investor Report) shall distribute any such excess to or at the written direction of the Certificateholder. Upon any such distributions to the Certificateholder, the Noteholders will have no further rights in, or claims to such amounts.

(e)          If the sum of the amounts on deposit in the 2025-A Exchange Note Collection Account and the 2025-A Reserve Account on any Payment Date equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts due to the Servicer, the Collateral Agent, the Administrative Agent, the Asset Representations Reviewer, the Owner Trustee and the Indenture Trustee, all such amounts will be applied up to the amount necessary to reduce the Note Balance to zero and discharge the Notes and pay such amounts due.

Section 8.04.  2025-A Bank Accounts; General Provisions Regarding 2025-A Bank Accounts.

(a)          (i)          On or before the 2025-A Closing Date, the Issuer shall cause the Servicer to establish and maintain, at the Securities Intermediary, in the name of the Indenture Trustee, for the benefit of the Securityholders, the 2025-A Exchange Note Collection Account as provided in Section 4.01(a) of the 2025-A Servicing Supplement.  In accordance with Section 4.02(a) of the 2025-A Servicing Supplement, the Servicer shall deposit in the 2025-A Exchange Note Collection Account all amounts required to be deposited therein with respect to the preceding Collection Period.  On each Payment Date, the Servicer shall allocate the amount on deposit in the 2025-A Exchange Note Collection Account on such Payment Date in accordance with Section 5.01 of the 2025-A Exchange Note Supplement (or following the sale or liquidation of any portion of the 2025-A Reference Pool, in accordance with Section 5.02 of the 2025-A Exchange Note Supplement) and the Indenture Trustee will make distributions from the 2025-A Exchange Note Collection Account in accordance with Section 8.03 (or following the acceleration of the Notes after the occurrence of an Event of Default, in accordance with Section 5.04).

(ii)          On or before the 2025-A Closing Date, the Issuer shall cause the Servicer to establish and maintain, at the Securities Intermediary, in the name of the Indenture Trustee, for the benefit of the Noteholders, the 2025-A Distribution Account as provided in Section 4.01(a) of the 2025-A Servicing Supplement.  On each Payment Date prior to the acceleration of the Notes after the occurrence of an Event of Default, the Indenture Trustee shall apply or cause to be applied the amount on deposit in the 2025-A Distribution Account on such Payment Date in accordance with Section 8.03.

(iii)          On or before the 2025-A Closing Date, the Issuer shall cause the Servicer to establish and maintain, at the Securities Intermediary, in the name of the Indenture Trustee, for the benefit of the Noteholders, the 2025-A Reserve Account as provided in Section 4.01(a) of the 2025-A Servicing Supplement.  On or before each Payment Date, the Indenture Trustee (in accordance with the Monthly Investor Report), directly or through the Note Paying Agent, shall withdraw or cause to be withdrawn from the 2025-A Reserve Account and deposit in the 2025-A Exchange Note Collection Account, the 2025-A Reserve Account Draw Amount, if any, for such Payment Date for distribution according to the priorities specified in Section 8.03(a)(i) through (iii).

(iv)          For so long as no Default or Event of Default has occurred and is continuing, the depository institution or trust company maintaining the 2025-A Bank Accounts (which initially is the Securities Intermediary) will invest, at the written direction of the Servicer (which may be in the form of standing instructions), funds in such accounts in Permitted Investments as provided in Section 5.03(a) of the Basic Servicing Agreement. Investment earnings (net of losses and investment expenses) from amounts on deposit in the 2025-A Bank Accounts shall be treated as 2025-A Available Collections; provided, that the Servicer may direct the Indenture Trustee to hold amounts on deposit in the 2025-A Reserve Account and the 2025-A Exchange Note Collection Account uninvested (which direction may be in the form of standing instructions) for so long as (A) U.S. Bank Trust Co. is the Indenture Trustee hereunder and (B) the Securities Intermediary on behalf of the Indenture Trustee is the entity maintaining the 2025-A Reserve Account and the 2025-A Exchange Note Collection Account.

(b)          Subject to Section 6.01(c), neither the Indenture Trustee nor the Securities Intermediary will be liable by reason of any insufficiency in any of the 2025-A Bank Accounts resulting from any loss on any Permitted Investment included in the 2025-A Bank Accounts, except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee.

(c)          If the Securities Intermediary on behalf of the Indenture Trustee is the entity maintaining the 2025-A Bank Accounts and (i) the Servicer has failed to give investment directions for any funds on deposit in any 2025-A Bank Account to the Indenture Trustee by 2:00 p.m., New York City time (or such other time as may be agreed by the Issuer and the Indenture Trustee), on the Business Day preceding the day such investment will be made or (ii) to the actual knowledge of a Responsible Officer of the Indenture Trustee, a Default or Event of Default has occurred and is continuing with respect to the Notes, the Indenture Trustee will, to the fullest extent practicable, invest and reinvest funds in the 2025-A Bank Accounts, as the case may be, in the most recent investment direction on file with the Indenture Trustee.

(d)          The Indenture Trustee will notify the entity maintaining the 2025-A Bank Accounts (if not the Indenture Trustee) if a Responsible Officer has actual knowledge that a Default or Event of Default has occurred and is continuing with respect to the Notes.

(e)          For so long as no Event of Default resulting in the Notes having being declared immediately due and payable shall have occurred and be continuing, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any investments of funds in the 2025-A Bank Accounts, and, in general, to exercise each and every other power or right with respect to each such investment, including the power to exercise any voting rights in respect of such investments.

Section 8.05.  Release of Trust Estate.

(a)          Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)          The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.07 and any other Issuer Obligations have been paid, release any remaining portion of the Trust Estate that secured the Notes from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the 2025-A Bank Accounts.  Such release shall include delivery to the Issuer or its designee of the 2025-A Exchange Note and the Notes and the release of the Lien of this Indenture.  Upon the delivery of the 2025-A Exchange Note to the Issuer or its designee, the rights of the Indenture Trustee, as Registered Pledgee of the 2025-A Exchange Note shall terminate and, pursuant to Section 3.01(d) of the 2025-A Exchange Note Supplement, the 2025-A Reference Pool shall be terminated and the 2025-A Leases and 2025-A Vehicles shall be reallocated to the Revolving Pool.

(c)          The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel and, if required by the TIA or Section 11.01, Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1), and otherwise in accordance with the applicable requirements of Section 11.01.

(d)          Upon receipt of an Issuer Request, the Indenture Trustee shall execute and deliver any termination statements for filing under the provisions of the UCC of any applicable jurisdiction in connection with the release of the Lien of this Indenture pursuant to this Section.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures Without Consent of Noteholders.

(a)          The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Holders of any Notes but with prior written notice to the Rating Agencies, at any time and from time to time, enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)       to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(ii)      to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)     to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)     to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)      to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or in any offering document used in connection with the initial offer and sale of the Notes or other 2025-A Basic Document;

(vi)     to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six;

(vii)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA or the rules and regulations of the Commission; or

(viii)   to add any provision to, or change in any manner or eliminate any of the provisions of, this Indenture or to modify in any manner the rights of the Holders of Notes under this Indenture;

provided, however, that no such supplemental indenture (A) may materially adversely affect the interests of any Noteholder and (B) will be permitted unless an Opinion of Counsel is delivered to the Indenture Trustee to the effect that such supplemental indenture will not cause (1) the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or (2) the Notes to be characterized other than as indebtedness for United States federal income tax purposes.  The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)          A supplemental indenture shall be deemed not to materially adversely affect the interests of any Noteholder if the Person requesting such supplemental indenture (i) has satisfied the Rating Agency Condition or (ii) obtains and delivers to the Indenture Trustee an Opinion of Counsel or an Officer’s Certificate of the Issuer, in either case to the effect that the supplemental indenture would not materially adversely affect the interests of any Noteholder.

(c)          Notwithstanding anything in this Section 9.01, in Section 9.02 or in any 2025-A Basic Document to the contrary, this Indenture (including the defined terms set forth in Appendix  A to the Exchange Note Supplement and used herein) may be amended by the Issuer, the Indenture Trustee and the Note Paying Agent (when so directed by an Issuer Order), without the consent of the Noteholders or any other Person and without satisfying any other amendment provisions of this Indenture or any other 2025-A Basic Document, to implement any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the rights, indemnities or obligations of the Owner Trustee, the Indenture Trustee or the Note Paying Agent without the Owner Trustee's, the Indenture Trustee's or the Note Paying Agent's consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and this Indenture may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Section 9.02.  Supplemental Indentures With Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, with prior written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, that no such amendment may be made without the consent of the Majority Noteholders.  Notwithstanding the foregoing, the Issuer and the Indenture Trustee may not, without the consent of each Noteholder affected thereby, enter into any supplements for any of the following purposes:

(a)      change the Final Scheduled Payment Date of or the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Note Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of 2025-A Collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

(b)      reduce the percentage of Note Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c)      modify or alter (i) the provisions of the proviso to the definition of the term “Outstanding” or (ii) the definition of the term “Note Balance”;

(d)      reduce the percentage of the Outstanding Amount required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.04, if the proceeds of such sale or liquidation would be insufficient to pay the Outstanding Amount plus accrued but unpaid interest on the Notes;

(e)      reduce the percentage of the Note Balance the consent of the Holders of Notes of which is required for any such supplemental indenture amending the provisions of this Indenture which specify the applicable percentage of the Note Balance the consent of the Holders of Notes of which is required for such supplemental indenture or the amendment of any other 2025-A Basic Document;

(f)       modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other 2025-A Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g)      modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(h)      permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture;

(i)       impair the right to institute suit for the enforcement of payment as provided in Section 5.07; or

(j)       modify the definitions of 2025-A Aggregate Securitization Value, Securitization Value or the Required Reserve Amount.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.  The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03.  Execution of Supplemental Indentures.

(a)          In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all the conditions precedent have been satisfied.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.  Any supplemental indenture, amendment or waiver that affects the rights, immunities, duties or liabilities of the Owner Trustee shall require the written consent of the Owner Trustee, and the Owner Trustee may, but shall not be obligated to, execute on behalf of the Issuer any such supplemental indenture that affects the rights, immunities, duties or liabilities of the Owner Trustee.

(b)          In connection with each supplemental indenture, the Issuer shall deliver an Opinion of Counsel to the Indenture Trustee to the effect that such action shall not (i) cause the Issuer to be classified as (A) an association or (B) a publicly traded partnership taxable as a corporation for United States federal income tax purposes or (ii) cause the Notes to be characterized other than as indebtedness for United States federal income tax purposes.

Section 9.04.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Owner Trustee and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05.  Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

Section 9.06.  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE TEN

REDEMPTION OF NOTES

Section 10.01.  Redemption.  Pursuant to Section 5.01(a) of the 2025-A Servicing Supplement, on any Payment Date on which the Outstanding Amount is equal to or less than 5% of the Initial Note Balance, after giving effect to all principal payments on such Payment Date, the Servicer may cause the Notes to be redeemed in whole but not in part by purchasing the 2025-A Exchange Note.  If the Notes are to be redeemed pursuant to this Section, the Servicer or the Issuer will notify the Indenture Trustee of such election not less than ten days and not more than 30 days prior to the Redemption Date.  The Issuer will, or will cause the Servicer to, irrevocably deposit, by 2:00 p.m., New York City time, on the Business Day prior to the Redemption Date, in the 2025-A Exchange Note Collection Account an amount sufficient to pay the Note Redemption Price in full, which amounts shall be applied in accordance with Section 8.03.  Upon redemption of the Notes and the payment of the Note Redemption Price in full, the Indenture Trustee shall release the 2025-A Exchange Note and the related components of the Trust Estate from the Lien of this Indenture and shall deliver the 2025-A Exchange Note and all such other components to or upon the order of the Servicer.  Notwithstanding the foregoing, any accounts held by the Indenture Trustee may remain open for 30 days after the Redemption Date.

Section 10.02.  Form of Redemption Notice.  Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile and mailed or transmitted not later than ten days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address or facsimile number appearing in the Note Register.

All notices of redemption will state:

(a)          the Redemption Date;

(b)          the Note Redemption Price;

(c)          the place where such Notes are to be surrendered for payment of the Note Redemption Price (which will be the office or agency of the Issuer maintained as provided in Section 3.02);

(d)          the applicable “CUSIP” number; and

(e)          that on the Redemption Date, the Note Redemption Price will become due and payable upon the Notes and that interest on the Notes will cease to accrue from and after the Redemption Date.

Notice of redemption of the Notes will be given by the Indenture Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect in such notice, to any Noteholder will not impair or affect the validity of the redemption of any other Note.

Section 10.03.  Notes Payable on Redemption Date.  The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Note Redemption Price, and (unless the Issuer shall default in the payment of the Note Redemption Price) no interest shall accrue on the Note Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Note Redemption Price.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01.  Compliance Certificates and Opinions, etc.

(a)          Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) if required by Section 11.01(b)(ii) or the TIA, an Independent Certificate, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)       a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)     a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)     a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)          (i)       Prior to the deposit of any of the Trust Estate or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, deliver to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Trust Estate or other property or securities to be so deposited.

(ii)      Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates furnished pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balance, but such a certificate need not be furnished with respect to any property or securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance.

(iii)     Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)     Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the Lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance at the time of such release.

(v)       Notwithstanding Section 2.13 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of the Trust Estate as and to the extent permitted or required by the 2025-A Basic Documents and (B) make cash payments out of the 2025-A Exchange Note Collection Account as and to the extent permitted or required by the 2025-A Basic Documents.

Section 11.02.  Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Issuer, the Transferor or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Issuer, the Transferor or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

Section 11.03.  Acts of Noteholders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)          The ownership of Notes shall be proved by the Note Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04.  Notices.  Unless otherwise specified in this Indenture, all notices, requests, demands, consents, waivers, Act of Noteholders or other communications to or from the parties to this Indenture will be in writing.  Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) an e-mail, when receipt is confirmed by telephone or by reply e-mail from the recipient and (b) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(a) and (ii)(b) above.  Unless otherwise specified in this Indenture, any such notice, request, demand, consent or other communication will be delivered or addressed, in the case of (i) the Indenture Trustee by any Noteholder or by the Issuer at the Corporate Trust Office (e-mail: melissa.rosal@usbank.com and juan.hernandez3@usbank.com), (ii) the Issuer by the Indenture Trustee or by any Noteholder at Mercedes-Benz Auto Lease Trust 2025-A, c/o Wilmington Trust, National Association, Attention: Corporate Trust Administration, (e-mail: acooper2@WilmingtonTrust.com), with a copy to the Administrator at Mercedes-Benz Financial Services USA LLC, 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331, Attention: Steven C. Poling (e-mail steven.c.poling@mercedes-benz.com), (iii) to each Rating Agency, as applicable, by the Issuer, the Indenture Trustee or the Owner Trustee, in the case of (a) Standard & Poor’s, at S&P Global Ratings, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department (e‑mail: Servicer_reports@sandp.com) and (b) Fitch, at Fitch Ratings, Inc., 33 Whitehall Street, New York, New York 10004, Attention: ABS Surveillance (email: surveillance-abs-auto@fitchratings .com), and (iv) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent by first-class mail, postage prepaid, or via overnight courier to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

Section 11.06.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.07.  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Note Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.08.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.09.  Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.10.  Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and the Notes shall not in any way be affected or impaired thereby.

Section 11.11.  Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee, the Noteholders (and, with respect to Sections 5.04 and 8.03, the Certificateholders), any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.  The Owner Trustee shall be a third party beneficiary of this Indenture.

Section 11.12.  Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and, except as otherwise provided in the 2025-A Basic Documents, no interest shall accrue for the period from and after any such nominal date.

Section 11.13.  GOVERNING LAW.

(a)          THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)          Each party to this Indenture submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all Proceedings arising out of or relating to this Indenture or the transactions contemplated by the 2025-A Basic Documents.  Each party to this Indenture irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in such a court and any claim that any such Proceeding brought in such a court has been brought in an inconvenient forum.

Section 11.14.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR ANY OTHER 2025-A BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR ANY SUCH OTHER 2025-A BASIC DOCUMENT.

Section 11.15.  Counterparts; Electronic Signature.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act; provided, however, that any documentation with respect to transfer of the Notes or other securities presented to the Indenture Trustee or any transfer agent must contain original documents with manually executed signatures.

Section 11.16.  Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording shall be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.17.  Issuer Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by Applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

Section 11.18.  No Petition.  The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner accepting a Note or a beneficial interest therein, as the case may be, hereby covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the Exchange Notes, Notes and other Securities, it will not institute against the Titling Trust, the Transferor, the Issuer or the Initial Beneficiary, or join in any institution against the Titling Trust, the Transferor, the Issuer or the Initial Beneficiary of any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law in connection with any obligations relating to the Notes, the 2025-A Exchange Note or any 2025-A Basic Document and agrees that it will not cooperate with or encourage others to institute any such Proceeding.

Section 11.19.  No Recourse.

(a)          The Notes represent obligations of the Issuer only and do not represent an interest in or obligations of the Titling Trust, the Servicer, the Transferor or any of their respective Affiliates, and no recourse may be had against such parties or their assets, except as may be set forth in this Indenture and the other 2025-A Basic Documents.  Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity or any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by Applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

(b)          It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto (iv) the Owner Trustee has not verified and has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer hereunder and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents

Section 11.20.  Inspection.  The Issuer agrees that, on at least ten Business Days’ prior written notice, it will make available to any representative of the Indenture Trustee, during the Issuer’s normal business hours, all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested; provided, however, that so long as no Event of Default has occurred, no more than one such review shall be conducted in any calendar year.  The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.21.  Subordination.

(a)          The obligations of the Issuer under this Indenture are solely the obligations of the Issuer and will not represent any obligation or interest in any assets of the Transferor other than the Trust Estate, or any assets of the Holding Company other than the Titling Trust Assets that are allocated to the Mercedes-Benz Specified Interest that are designated as part of the 2025-A Reference Pool.  In furtherance of and not in derogation of the foregoing, the Indenture Trustee, by entering into this Indenture, and each Noteholder, acknowledge and agree that they will have no right, title or interest in or to any other assets of the Transferor or the Holding Company.  To the extent that, notwithstanding the preceding sentence, the Indenture Trustee or any Noteholder either (i) asserts an interest or claim to, or benefit from, other assets or (ii) is deemed to have any such interest, claim to, or benefit in or from other assets, whether by operation of law, legal process, pursuant to applicable provisions of Insolvency Laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Indenture Trustee or any Noteholder further acknowledges and agrees that any such interest, claim or benefit in or from other assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such other assets, are entitled to be paid from, entitled to the benefits of or otherwise secured by such other assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under Applicable Law, including Insolvency Laws, and whether or not asserted against the Transferor or the Holding Company, as applicable), including the payment of post-petition interest on such other obligations and liabilities.  This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  The Indenture Trustee or any Noteholder further acknowledge and agree that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance.

(b)          Each of the Indenture Trustee and any Noteholder irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that the Indenture Trustee or any Noteholder may have against any other assets of the Transferor or the Issuer other than the Trust Estate or, in the case of the Holding Company, the Mercedes-Benz Specified Interest.

Section 11.22.  Termination of Collateral Agent’s Lien.  In connection with the final payment on the Notes and the termination of the Lien of the Indenture, whether pursuant to Section 4.01, Section 10.01 or otherwise, the Indenture Trustee shall, at the written direction of the Borrower, the Lender or the Servicer, deliver to the Collateral Agent notices and other documents requested to (i) terminate the Lien of the Collateral Agent, if any, on the Certificates of Title to the 2025-A Vehicles and (ii) otherwise release the rights the Collateral Agent has to the 2025-A Vehicles by virtue of its Lien, if any, on the related Certificates of Title and the other components of the Trust Estate.

Section 11.23.  Each Exchange Note Separate; Assignees of Exchange Note.  Each party hereto acknowledges and agrees (and each holder or pledgee of the 2025-A Exchange Note, by virtue of its acceptance of such Exchange Note or pledge thereof acknowledges and agrees) that (i) the Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to (a) the 2025-A Exchange Note or the related 2025-A Reference Pool shall be enforceable against such 2025-A Reference Pool only and not against any other Reference Pool or the Revolving Facility Pool and (b) any other Exchange Note, any other Reference Pool, or the Revolving Facility Pool shall be enforceable against such other Exchange Note, other Reference Pools, or the Revolving Facility Pool only, as applicable, and not against the 2025-A Exchange Note or any 2025-A Lease or 2025-A Vehicle included in the 2025-A Reference Pool, (iii) except to the extent required by law, the leases and the related leased vehicles included in the Revolving Facility Pool or leases and the related leased vehicles included in any other Reference Pool with respect to any other Exchange Note (other than the 2025-A Exchange Note transferred hereunder which is related to the 2025-A Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the 2025-A Exchange Note in respect of such claim, (iv) no creditor or holder of a claim relating to (a) the 2025-A Exchange Note or the related 2025-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any other Reference Pool, the Revolving Facility Pool or any other Exchange Note or the assets allocated thereto (except to the extent of amounts available to such Persons on a fully subordinated basis) and (b) any other Reference Pool, the Revolving Facility Pool or any other Exchange Note other than the 2025-A Exchange Note related to the 2025-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 2025-A Reference Pool and (v) any purchaser, assignee or pledgee of an interest in the 2025-A Reference Pool or, the 2025-A Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (a) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement and (b) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Revolving Facility Pool and each other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Revolving Facility Pool and each other Reference Pool.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

MERCEDES-BENZ AUTO LEASE TRUST 2025-A

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Matthew Jorjorian
Name: Matthew Jorjorian
Title: Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Vice President

2025-A Indenture

EXHIBIT A
FORM OF CLASS [A-1] [A-2A] [A-2B] [A-3] [A-4] NOTE

EACH PURCHASER AND TRANSFEREE (AND IF SUCH PURCHASER OR TRANSFEREE IS A “BENEFIT PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING OR HOLDING THIS NOTE (OR INTEREST HEREIN) WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN”, AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN”, AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (WITHIN THE MEANING OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), OR ANY GOVERNMENTAL, CHURCH, NON-US, OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) (EACH, A “BENEFIT PLAN”) [FOR CLASS A-2A, A-2B, A-3, A-4 NOTES ONLY] OR (2)(A) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAW AND (B) SUCH NOTE HAS AT LEAST ONE INVESTMENT GRADE RATING FROM A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION AT THE TIME OF PURCHASE AND HAS NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS UNDER APPLICABLE LOCAL LAW.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

THE FAILURE TO PROVIDE THE ISSUING ENTITY AND THE INDENTURE TRUSTEE WITH THE APPLICABLE FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE) MAY RESULT IN THE IMPOSITION OF FEDERAL BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS` NOTE.

[FOR CLASS A-2A, A-2B, A-3, A-4, NOTES] THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 NOTES [THE CLASS A-2 NOTES] [THE CLASS A-3 NOTES] AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.]

[FOR CLASS A-1 NOTES:] NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (I) SUCH SALE IS MADE TO THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR, (II) SUCH SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (III) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (IV) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR, THE ADMINISTRATOR, THE SERVICER, THE ISSUER OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

REGISTERED	$___________
No. R-______	CUSIP NO.____________

MERCEDES-BENZ AUTO LEASE TRUST 2025-A

[_____%] [SOFR Rate + __%] CLASS [A-1] [A-2A] [A-2B] [A-3] [A-4] ASSET BACKED NOTE

Mercedes-Benz Auto Lease Trust 2025-A, a statutory trust organized and existing under the laws of the State of Delaware (including any permitted successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of ___________________ DOLLARS ($___________), payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $___________  [Denomination of Note] and the denominator of which is $___________ [Initial Note Balance of Class] by (ii) the aggregate amount in respect of principal of the Class [A-1] [A-2A] [A-2B] [A-3] [A-4] Notes, if any, payable to the extent described in the Indenture referred to on the reverse hereof on each Payment Date; provided, however, that the entire unpaid principal amount of this Note shall be payable on the earlier of _______________, 20__ (the “Class [A-1] [A-2] [A-3] [A-4] Final Scheduled Payment Date”) and the Redemption Date, if any, selected pursuant to the Indenture.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture, which also contains rules as to construction that shall be applicable herein.

[For the Class A-1 Notes:  The Class A-1 Notes are zero coupon notes.  Accordingly, this Note shall not bear interest.][For Class A-2A, A-2B, A-3 and A-4 Notes:  The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date (to the extent that such rate does not exceed the maximum rate permitted by Applicable Law) until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment Date), or on the Closing Date in the case of the first Payment Date or if no interest has yet been paid, subject to certain limitations contained in the Indenture.  Interest on this Note will accrue for each Payment Date from, and including, [For Class A-2A, A-3 and A-4 Notes: the 15th day of the prior calendar month (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date), to but excluding the 15th day of the current calendar month.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months] [For Class A-2B Notes: the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date), to but excluding such current Payment Date.  Interest will be computed on the basis of the actual number of days during the related Interest Period divided by 360.].  The Issuer shall pay interest on overdue installments of interest at the interest rate otherwise applicable thereto to the extent lawful.]  Such principal [and interest] on this Note shall be paid in the manner specified on the reverse hereof.

The principal of [and interest on] this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied [first to interest due and payable on this Note as provided above and then] to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.

Date: May __, 2025	MERCEDES-BENZ AUTO LEASE TRUST 2025-A

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: May __, 2025	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

[REVERSE OF CLASS [A-1] [A-2A] [A-2B] [A-3] [A‑4] NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [_____%] [SOFR Rate + __%] Class [A-1] [A-2A] [A-2B] [A-3] [A-4] Asset Backed Notes (the “Class [___] Notes”), all issued under the Indenture, dated as of May 1, 2025 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.  All terms used in this Note are defined in Appendix 1 to the 2025-A Servicing Supplement and if not defined therein, in Appendix A to the Basic Collateral Agency Agreement.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) are, except as otherwise provided in the Indenture, equally and ratably secured by the 2025-A Collateral pledged as security therefor as provided in the Indenture.  However, to the extent provided in the Indenture, each Class of Notes will receive principal payment sequentially so no principal payments shall be made in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments shall be made in respect of the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full and no principal payments shall be made in respect of the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full.

Principal payable on the Class [A-1] [A-2A] [A-2B] [A-3] [A-4] Notes will be paid on each Payment Date in the amount specified in the Indenture.  As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Class [A-1] [A-2] [A-3] [A-4] Final Scheduled Payment Date and the Redemption Date, if any, selected pursuant to the Indenture.  Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Class [A-1] [A-2A] [A-2B] [A-3] [A-4] Notes shall be due and payable following the occurrence and continuance of an Event of Default, if the Indenture Trustee or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.  In such an event, principal payments on the Class A-1 Notes shall be made first and until paid in full and principal payments on the remaining Classes of Notes shall be made pro rata to the Noteholders entitled thereto.  All principal payments on the Class [A-1] [A-2A] [A-2B] [A-3] [A-4] Notes shall be made pro rata to the Class [A-1] [A-2A] [A-2B] [A-3] [A-4] Noteholders entitled thereto.

Payments of principal [and interest] on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered Noteholder (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Noteholder as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within 30 days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

As provided in the Indenture, the Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture, the 2025-A Servicing Agreement and the Trust Agreement.

As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, all in accordance with the Exchange Act, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or a beneficial interest therein, as the case may be, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by Applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

The Notes represent obligations of the Issuer only and do not represent interests in, recourse to or obligations of the Titling Trust, the Transferor, the Initial Beneficiary, the Servicer or any of their respective Affiliates.

Any claim pursuant to any Note issued hereunder against the Titling Trust will be limited in recourse to the assets of the Mercedes-Benz Specified Interest that are designated as part of the 2025-A Reference Pool.  If, notwithstanding the preceding sentence, any Noteholder or any other Person having a claim under the Indenture will be deemed to have any claim against any Specified Interest of the Initial Beneficiary other than the Mercedes-Benz Specified Interest, or any assets allocated to any such other Specified Interest, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of (i) the holders of any Securities relating to such other Specified Interest and (ii) parties to any undertaking, agreement, contract or other written obligation of the Holders of the Series relating to such other Specified Interest, the payments under which are derived in any material part from or collateralized by amounts received with respect to the related Specified Assets of such other Specified Interest.

Each Noteholder, by accepting a Note, irrevocably makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that the Noteholder may have at any time against the Titling Trust or any Series other than the Series in connection with which this Note was issued.

Each Noteholder or Note Owner, by accepting a Note or a beneficial interest therein, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all outstanding Notes, it will not institute against the Titling Trust, the Transferor, the Issuer or the Initial Beneficiary, or join in any institution against the Titling Trust, the Transferor, the Issuer or the Initial Beneficiary of any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law in connection with any obligations relating to the Notes or any 2025-A Basic Document.

Each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees to provide to the Indenture Trustee, any Note Paying Agent or the Issuer, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.  In addition, each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, single business and franchise tax purposes, the Notes, if held by persons other than the beneficial owner of the equity in the Issuer or by an affiliate of such beneficial owner for such purposes, will qualify as indebtedness secured by the Trust Estate.  Each Noteholder, by acceptance of a Note, agrees to treat the Notes for federal, State and local income, single business and franchise tax purposes as indebtedness.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Majority Noteholders.  The Indenture also contains provisions permitting Noteholders representing specified percentages of the Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Noteholder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

This Note, or any interest therein, may not be transferred to a person that is or is acting on behalf of, or using the assets of, a Benefit Plan [For Class A-2, A-3 and A-4 Notes Only], unless (a) such transferee represents, warrants and covenants that its purchase, holding and disposition of this note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any Similar Law and (b) this note has at least one investment grade rating from a nationally recognized statistical rating organization at the time of purchase and has not been characterized as other than indebtedness under applicable local law.  By its acquisition of this Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Majority Noteholders.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Noteholder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

The Indenture permits the Issuer, under certain circumstances, to consolidate or merge with or into another Person, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [and interest on] this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the 2025-A Basic Documents, none of Wilmington Trust, National Association, in its individual capacity, U.S. Bank Trust Company, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the 2025-A Basic Documents, in the case of an Event of Default the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:

*

*
NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the require-ments of the Note Registrar.

EXHIBIT B
ASSET REPURCHASE DEMAND ACTIVITY REPORT

Reporting Period:  [calendar month]
  Check here if nothing to report.

Transaction	Lease	Activity During Period[1]
		Date of Reputed Demand[2]	Party Making Reputed Demand	Date of Withdrawal of Reputed Demand
MBALT 2025-A

[1]
Forward any applicable information or documentation relating to any reputed demands to the Servicer. See Item 11 in the ASF Rule 15Ga-1 Market Implementation Guide for a discussion of what constitutes activity.

[2]	See Item 23 in the ASF Rule 15Ga-1 Market Implementation Guide for a discussion of “demands.”

B-1

EXHIBIT C
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Indenture, dated as of May 1, 2025 (the “Indenture”), between Mercedes-Benz Auto Lease Trust 2025-A, as issuer (the “Issuer”), and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), the Issuer hereby further represents, warrants and covenants to the Indenture Trustee as follows on the 2025-A Closing Date:

1.
The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the 2025-A Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer.

2.
The 2025-A Exchange Note constitutes a “general intangible”, “instrument”, “certificated security” or “tangible chattel paper”, within the meaning of the applicable UCC.  The 2025-A Bank Accounts and all subaccounts thereof constitute either “deposit accounts” or “securities accounts” within the meaning of the applicable UCC.  The 2025-A Leases constitute “tangible chattel paper” or “electronic chattel paper” (or, if such terms are not separately defined in the applicable UCC, “chattel paper”) within the meaning of the applicable UCC.

3.
All of the 2025-A Collateral that constitutes securities entitlements (other than the 2025-A Exchange Note to the extent the 2025-A Exchange Note constitutes a certificated security) has been or will have been credited to one of the 2025-A Bank Accounts.  The securities intermediary for each 2025-A Account has agreed to treat all assets credited to the 2025-A Accounts as “financial assets” within the meaning of the applicable UCC.

4.
The Issuer owns and has good and marketable title to the 2025-A Collateral free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a Lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

5.
The Issuer has received all consents and approvals to the grant of the security interest in the 2025-A Collateral under the Indenture to the Indenture Trustee required by the terms of the 2025-A Collateral to the extent that it constitutes an instrument or a payment intangible.

6.
The Issuer has received all consents and approvals required by the terms of the 2025-A Collateral, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Indenture Trustee of its interest and rights in the 2025-A Collateral under the Indenture.

7.
The Issuer has caused or will have caused, within ten days after the 2025-A Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the 2025-A Collateral granted to the Indenture Trustee under the Indenture.

8.	With respect to 2025-A Collateral that constitutes an instrument or tangible chattel paper, either:

a.	all original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee;

b.
such instruments or tangible chattel paper are in the possession of a custodian and the Indenture Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

c.
a custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Indenture Trustee.

9.	The Issuer has not communicated an authoritative copy of any 2025-A Lease that constitutes electronic chattel paper to any Person other than the custodian.

10.	With respect to the 2025-A Bank Accounts and all subaccounts thereof that constitute deposit accounts, either:

a.
the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the 2025-A Bank Accounts without further consent by the Issuer; or

b.	the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the 2025-A Bank Accounts.

11.	With respect to 2025-A Collateral or 2025-A Bank Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

a.
the Issuer has caused or will have caused, within ten days after the 2025-A Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest granted in the 2025-A Collateral to the Indenture Trustee;

b.
the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the 2025-A Bank Accounts without further consent by the Issuer; or

c.
the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the 2025-A Bank Accounts.

12.
With respect to 2025-A Collateral that constitutes certificated securities (other than securities entitlements), all original executed copies of each security certificate that constitutes or evidences the 2025-A Collateral have been delivered to the Indenture Trustee, and each such security certificate either (i) is in bearer form, (ii) has been endorsed by an effective endorsement to the Indenture Trustee or in blank or (iii) has been registered in the name of the Indenture Trustee.

13.
Other than the transfer of any 2025-A Collateral from Mercedes-Benz Financial Services USA LLC to Mercedes-Benz Trust Leasing LLC under the First-Tier Sale Agreement, the transfer of any 2025-A Collateral from Mercedes-Benz Trust Leasing LLC to the Issuer under the Second-Tier Sale Agreement, and the security interest in the 2025-A Collateral granted to the Indenture Trustee under the Indenture, none of Mercedes-Benz Financial Services USA LLC, Mercedes-Benz Trust Leasing LLC or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the 2025-A Collateral or the 2025-A Accounts or any subaccount thereof.

14.
The Issuer has not authorized the filing of, nor is aware of, any financing statements against the Issuer that include a description of collateral covering the 2025-A Collateral or the 2025-A Bank Accounts or any subaccount thereof other than any financing statement relating to any security interest granted pursuant to the 2025-A Basic Documents or that has been terminated.

15.
No instrument or tangible chattel paper that constitutes or evidences the 2025-A Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

16.
Neither the 2025-A Bank Accounts nor any subaccounts thereof are in the name of any person other than the Issuer or the Indenture Trustee.  The Issuer has not consented to the securities intermediary of any 2025-A Bank Account to comply with entitlement orders of any person other than the Indenture Trustee.s

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.